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                                                                   EXHIBIT 10.02


                               NYSERNet.com, INC.


                        1996 INCENTIVE STOCK OPTION PLAN
         as amended by Resolution of the Board of Directors on 09/02/98 and of the shareholders on 10/14/98


         1. Purpose. The NYSERNet.com, Inc. 1996 INCENTIVE STOCK OPTION PLAN (hereinafter referred to as the "Plan") is designed to furnish additional incentive to key employees and, as to Nonstatutory Options (as hereinafter defined) directors, advisors, consultants and other employees of NYSERNET.com, Inc., a New York corporation (hereinafter referred to as the "Company"), and its parents or subsidiaries, upon whose judgment, initiative and efforts the successful conduct of the business of the Company largely depends, by encouraging such persons to acquire a proprietary interest in the Company or to increase the same, and to strengthen the ability of the Company to attract and retain persons of training, experience and ability. Such purpose will be effected through the granting of stock options ("Stock Options"), as herein provided. Such options will either be "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("Statutory Options") or nonstatutory stock options which are not Incentive Stock Options ("Nonstatutory Options") as determined by the Board of Directors of the Company at the time each option is granted.

         2. Eligibility.

         (a) The persons who shall be eligible to receive Statutory Options under the Plan shall be those employees of the Company, or of any of its parents or subsidiaries within the meaning of Section 425(e) and (f) of the Code, who are exempt from the overtime provisions of the Fair Labor Standards Act of 1938, as amended, by reason of employment in an executive, administrative or professional capacity under 29 U.S.C. Section 213(a)(1). No Statutory Option shall be granted to a person who would, at the time of the grant of such option, own, or be deemed to own for purposes of Section 422(b)(6) of the Code, more than 10% of the total combined voting power of all classes of shares of stock of the Company or its parents or subsidiaries unless at the time of the grant of the option both of the following conditions are met:

                  (i) the option price is at least 110% of the fair market value of the shares of stock subject to the option, as defined in subparagraph 4(a) hereof, and

                  (ii) the option is, by its terms, not exercisable after the expiration of five years from the date the option is granted.

         (b) The persons who shall be eligible to receive Nonstatutory Options shall be those employees, officers and directors of, and advisors and consultants to, the Company as the Board of Directors may from time to time select.
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         3. Shares Subject to Options.

         (a) Subject to the provisions of Section 4(g) hereof, Stock Options may be granted under the Plan to purchase in the aggregate not more than 8,000,000 shares of the Common Stock of the Company, consisting of a combination of not more than 5,000,000 shares of the $0.01 par value Voting Common Stock and not more than 3,000,000 shares of the $0.01 par value Non-Voting Common Stock of the Company (hereinafter referred to as "Shares"), which Shares may, in the discretion of the Board of Directors of the Company, consist either in whole or in part of authorized but unissued Shares or Shares held in the treasury of the Company. Any Shares subject to an option which for any reason expires or is terminated unexercised as to such Shares shall continue to be available for options under the Plan.

         (b) The aggregate fair market value, determined as of the time any Statutory Option is granted to any individual, of Shares for which Incentive Stock Options within the meaning of the Code are exercisable for the first time by such individual in any calendar year, under all incentive stock option plans of the Company or in any corporation which is a parent or subsidiary of the Company, shall not exceed $100,000. Any options granted hereunder in excess of such number shall be Nonstatutory Options. In determining whether any option is a Statutory or Nonstatutory Option, options shall be considered in the order in which they were granted.

         4. Terms and Conditions of Stock Options. Stock Options shall by granted by the Board of Directors or by any other party delegated such authority pursuant to section 8 of this Plan and shall be subject to the following terms and conditions:

         (a) Price. Each Stock Option shall state the number of Shares subject to the option and the option price, which, in the case of Statutory Options, shall be not less than the fair market value of the Shares with respect to which the option is granted at the time the option is granted; provided, however, that the option price shall be at least 110% of fair market value in the case of a grant of a Statutory Option to a person who would at the time of the grant, own, or be deemed to own for purposes of Section 422(b)(6) of the Code, more than 10% of the total combined voting power of all classes of the capital stock of the Company or its parents or subsidiaries. For purposes of this subsection, "fair market value" shall mean:

                  (i) the mean between the bid and asked price for the Shares on the business day immediately preceding the date of the grant of the option; or

                  (ii) the most recent sale price for the Shares as of the date of the grant of the option; or

                  (iii) such price as shall be determined by the Board of Directors of the Company in an attempt made in good faith to meet the requirements of Section 422(b)(4) of the Code.

         (b) Term. Except as otherwise provided in subparagraphs 4(d) and 4(e), the term of each Stock Option shall be determined by the Board of Directors of the


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Company, but in no event shall an option be exercisable either in whole or in part after the expiration of ten years from the date on which it is granted. The Board of Directors and an optionee may, by mutual agreement, terminate any Stock Option granted to such optionee. In the case of the merger, consolidation, dissolution, liquidation, or change in ownership of the Corporation, the Board of Directors of the Corporation may, in its sole discretion, accelerate the expiration date and the dates on which any part of any Stock Option shall be exercisable; provided, however, that such acceleration shall be effective only upon the consummation of any such transaction.

         (c) Non-Assignment During Life. During the lifetime of the optionee, a Stock Option shall be exercisable only by him and shall not be assignable or transferable by him, whether voluntarily or by operation of law or otherwise, and no other person shall acquire any rights therein.

         (d) Death of Optionee. In the event that an optionee shall die while employed by the Company or within three months after retirement, but prior to the exercise of all Statutory Options granted to him under the Plan, the remaining Statutory Options may be exercised in whole or in part after the date of the optionee's death only: (i) by the optionee's estate or by or on behalf of the person or persons to whom the optionee's rights under the option pass under the optionee's Will or the laws of descent and distribution; (ii) to the extent that the optionee was entitled to exercise the option at the date of his death; and (iii) during the balance of the term of the option or within one year of the date of the Optionee's death, whichever is shorter.

         (e) Order of Option Exercise. An optionee may exercise Stock Options in any order the Optionee chooses, regardless of the order in which the Stock Options were granted.

         (f) Termination of Employment. A Statutory Option shall be exercisable during the lifetime of the optionee to whom it is granted only if, at all times during the period beginning on the date of the granting of the Statutory Option and ending on the day three months before the date of such exercise, he is an employee of the Company or any of its parents or subsidiaries, or an employee of a corporation or a parent or subsidiary of such corporation issuing or assuming a Statutory Option granted hereunder in a transaction to which Section 425(a) of the Code applies; provided, however, that in the case of an optionee who is disabled within the meaning of Section 105(d)(4) of the Code, the three-month period after cessation of employment during which a Statutory Option shall be exercisable shall be one year. A Nonstatutory Option shall terminate (i) immediately upon the resignation of the optionee from any position held by him as an officer, director, employee, advisor or consultant to the Company, (ii) immediately upon the termination by the Company of the optionee from any such position for cause or (iii) thirty (30) days after the termination by the Company of the optionee from any such position without cause. Notwithstanding the foregoing, no Stock Option shall be exercisable after the expiration of the stated term thereof. For purposes of this subsection, an employment relationship will be treated as continuing intact while the optionee is on military duty, sick leave or other bona fide leave of absence, such as temporary employment by the Government, if the period of such leave does not exceed


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90 days, or, if longer, so long as a statute or contract guarantees the optionee's right to re-employment with the Company, or any of its parents or subsidiaries, or another corporation issuing or assuming a Stock Option granted hereunder in a transaction to which Section 425(a) of the Code applies. When the period of leave exceeds 90 days and the individual's right to re-employment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

         (g) Anti-Dilution Provisions. Subject in the case of Statutory Options to the provisions of Section 422 of the Code and the regulations promulgated thereunder, the aggregate number and kind of Shares available for Stock Options under the Plan, and the number and kind of Shares subject to, and the option price of, each outstanding Stock Option shall be proportionately adjusted by the Board of Directors of the Company for any increase, decrease or change in the total outstanding Shares of the Company resulting from a stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of Shares or similar transaction (but not by reason of the issuance or purchase of Shares by the Company in consideration for money, services or property).

         (h) Power to Establish Other Provisions. Subject to the discretion of the Board of Directors of the Company and, in the case of Statutory Options, subject to the provisions of Section 422 of the Code and the regulations promulgated thereunder, Stock Options granted under the Plan shall contain such other terms and conditions as the Board of Directors of the Company shall deem advisable.

         5. Exercise of Option. Stock Options shall be exercised as follows:

         (a) Notice and Payment. Each Stock Option, or any installment thereof, shall be exercised, whether in whole or in part, by giving written notice to the Company at its principal office, specifying the number of Shares purchased and the purchase price being paid, and accompanied by the payment of all or such part of the purchase price as shall be specified in the option, by cash or by certified or bank check payable to the order of the Company. Each such notice shall also contain representations on behalf of the optionee that

                  (i) the optionee acknowledges that the Company is selling the Shares being acquired by him under a claim of exemption from registration under the Securities Act of 1933, as amended (hereinafter referred to as the "Act"), as a transaction not involving any public offering;

                  (ii) the optionee is acquiring the Shares without a view to distribution or resale;

                  (iii) the optionee understands and agrees that the Shares purchased may not be thereunder transferred unless (A) a registration statement with respect thereto shall then be effective under the Act, and the Company will have complied with any other applicable laws, or
         (B) the optionee shall have obtained an opinion of counsel, in form and content reasonably satisfactory to the


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         Company and to its counsel, to the effect that the proposed transfer will be exempt from the registration provisions of the Act, will comply with applicable state laws, and will not result in any violation of the Act or of any other applicable laws;

                  (iv) because any Shares purchased will not have been registered under the Act, they must be held indefinitely unless and until they are subsequently registered under the Act or an exemption from such a registration is available;

                  (v) any routine sales of the Shares purchased made in reliance upon Rule 144 promulgated under the Act can be made only in limited amounts and in accordance with all the terms and conditions of that Rule, and in case the Rule is not applicable, compliance with Regulation A or some other disclosure exemption may be required; and

                  (vi) the Company has no obligation to register the Shares, to comply with any disclosure exemption, or to take such action as may be necessary to meet the requirements of Rule 144.

Appropriate legends may be placed on any certificate for Shares received by an optionee pursuant to the exercise of a Stock Option in order to give notice of the transfer restrictions set forth herein, and the Company may cause stop transfer orders to be placed against such certificate(s). It shall be a further condition to any exercise of the option and the purchase of Shares pursuant thereto that the Company counsel be satisfied that the issuance of such Shares will be in compliance with the Act and any other laws applicable thereto, and the Company shall be entitled to receive such other information, assurances, documents, representations or warranties as it or its counsel may reasonably require with respect to such compliance.

         (b) Issuance of Certificates. Certificates representing the Shares purchased by the optionee shall be issued as soon as practicable after the optionee has complied with the provisions of Section 5(a) hereof.

         (c) Rights as a Shareholder. The optionee shall have no rights as a Shareholder with respect to the Shares purchased until the date of the issuance to him of a Certificate representing such Shares.

         (d) Order of Option Exercise. An optionee may exercise Stock Options granted by the Company under the Plan in any order the optionee chooses, regardless of the chronological order in which the options were granted.

         6. Term of Plan. Stock Options may be granted pursuant to the Plan from time to time within a period of ten years after the date the Plan is adopted by the Board of Directors of the Company or the date the Plan is approved by the holders of a majority of the outstanding Shares of the Company, whichever date is earlier. However, the Plan shall not take effect until approved by the holders of a majority of the outstanding Shares of the Company, at a duly constituted meeting thereof held, or by


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unanimous written consent of such Shareholders obtained, within 12 months before or after the date the Plan is adopted by the Board of Directors.

         7. Amendment and Termination of Plan. The Board of Directors of the Company, without further approval of the Shareholders of the Company, may at any time suspend or terminate the Plan, or may amend it from time to time in any manner; provided, however, that no amendment shall be effective without prior approval of the Shareholders of the Company which would: (i) except as provided in Section 4(g) hereof, increase the maximum number of Shares for which Stock Options may be granted under the Plan; (ii) change the eligibility requirements for individuals entitled to receive Stock Options under the Plan; or (iii) cause Stock Options granted or to be granted under the Plan which are designated as Statutory Options to fail to qualify as Incentive Stock Options under Section 422 of the Code and the regulations promulgated thereunder.

         8. Administration. The Plan shall be administered by the Board of Directors of the Company and decisions of the Board of Directors concerning the interpretation and construction of any provisions of the Plan or of any Stock Option granted pursuant to the Plan shall be final. The Company shall effect the grant of Stock Options under the Plan in accordance with the decisions of the Board of Directors, which may, from time to time, adopt rules and regulations for the carrying out of the Plan. For purposes of the Plan, a Stock Option shall be deemed to be granted on the date the grant of such stock option is approved by the Board of Directors of the Company. Subject to the express provisions of the Plan, the Board of Directors shall have the authority, in its discretion and without limitation (a) to determine: the individuals to receive Stock Options; the times when such individuals shall receive Stock Options; the number of Shares to be subject to each option; the term of each option; the date(s) on which each option shall become exercisable; whether an option shall be exercisable in whole, in part, or in installments; the number of Shares to be subject to each installment; the date each installment shall become exercisable; the term of each installment; the option price of each option; and the terms of payment for Shares purchased by the exercise of each option; (b) to accelerate the date of exercise of any installment; and (c) to make all other determinations necessary or advisable for administering the Plan. The Board of Directors may appoint a Stock Option Committee or a Compensation Committee of not less than three members, and may delegate to such Committee the responsibilities and authority of the Board of Directors hereunder. In the event of such appointment and delegation, any reference in the Plan to the Board of Directors shall be deemed a reference to such Committee. The Board of Directors and any Stock Option Committee or Compensation Committee thereof may authorize the President and Chief Executive Officer of the Company to grant a maximum of 5,000 Stock Options per quarter, such Stock Options to be granted in the discretion of the President and Chief Executive Officer to employees of the Company; provided, that the President and Chief Executive Officer shall not be authorized to grant more than 500 options to any particular employee in any given quarter; provided, further that the President and Chief Executive shall not have the authority to grant options to any Company employee who is employed at or above the level of Director.


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         9. Reservation of Shares. The Board of Directors of the Company shall be under no obligation to reserve Shares to fill Stock Options. Likewise, because of the substantial nature of the conditions which must be met to entitle eligible employees to deliveries of reserved Shares, the Board of Directors shall be under no obligation to reserve Shares against such deliveries. The optioning and reservation of Shares for employees hereunder shall not be construed to constitute the establishment of a trust of the Shares so optioned and reserved, and no particular Share shall be identified as optioned and reserved for employees hereunder. The Company shall be deemed to have complied with the terms of the Plan if, at the time of the issuance and delivery pursuant to option or reservation, or both, it has a sufficient number of Shares authorized and unissued for the purpose of the Plan, irrespective of the date when such Shares were authorized.

         10. Application of Proceeds. The proceeds of the sale of Shares by the Company under the Plan will constitute general funds of the Company and may be used by the Company for any purpose.

Date approved by

         Board of Directors - September 2, 1998

         Shareholders - October 14, 1998


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